BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                         STATEMENTS OF CASH FLOWS
                               (UNAUDITED)

                                                        Nine Months Ended
                                                          September 30,
                                                     ------------------------
                                                         2002        2001
                                                     -----------   ----------

Supplemental disclosures of cash flow
  information:

    Cash paid during the period for:


      Interest                                      $     67,000  $    94,000
                                                     ===========   ==========

      Income taxes                                  $  3,245,000  $   440,000
                                                     ===========   ==========

Supplemental disclosures of non-cash
  investing and financing activities:


      Acquisition of fixed assets under
        capital leases and financing agreements     $     19,000  $   453,000
                                                     ===========   ==========





           See Notes to Condensed Consolidated Financial Statements







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